                                                                      EXHIBIT 12
                                                                      ----------

                      THE LIMITED, INC. AND SUBSIDIARIES
                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Thousands)

                                                                                 Year Ended
                                           ----------------------------------------------------------------------------------------
                                           January 29, 2000  January 30, 1999  January 31, 1998  February 1, 1997  February 3, 1996
                                           ----------------  ----------------  ----------------  ----------------  ----------------
Adjusted Earnings
-----------------

Pretax earnings                                  $  831,759        $2,351,494          $390,653        $  675,088        $1,183,210

Portion of minimum rent ($671,960 in 1999,          223,987           229,747           246,162           237,419           223,100
$689,240 in 1998, $738,487 in 1997,
$712,258 in 1996, and $669,301 in 1995)
representative of interest

Interest on indebtedness                             78,297            68,528            68,728            75,363            77,537

Minority interest                                    72,623            63,616            55,610            45,466            22,175
                                                 ----------        ----------        ----------        ----------        ----------

Total earnings as adjusted                       $1,206,666        $2,713,385          $761,153        $1,033,336        $1,506,022
                                                 ==========        ==========        ==========        ==========        ==========

Fixed Charges
-------------

Portion of minimum rent representative of
 interest                                        $  223,987        $  229,747          $246,162        $  237,419        $  223,100

Interest on indebtedness                             78,297            68,528            68,728            75,363            77,537
                                                 ----------        ----------        ----------        ----------        ----------

Total fixed charges                              $  302,284        $  298,275          $314,890        $  312,782        $  300,637
                                                 ==========        ==========        ==========        ==========        ==========

Ratio of earnings to fixed charges                     3.99x             9.10x             2.42x             3.30x             5.01x
                                                 ==========        ==========        ==========        ==========        ==========
